UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 12, 2010

EF Johnson Technologies, Inc.

(Exact name of Registrant as specified in Charter)

Delaware	0-21681	47-0801192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1440 Corporate Drive, Irving, Texas	75038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 819-0700

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on May 15, 2010, the EF Johnson Technologies, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Original Merger Agreement”) with FP-EF Holding Corporation, a Delaware corporation (“Parent”), and FP-EF Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), as amended by that Amendment to Agreement and Plan of Merger dated June 19, 2010 (the “Amendment,” together with the Original Merger Agreement, the “Merger Agreement”).  On August 12, 2010, the Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger and becoming a wholly owned subsidiary of Parent. Pursuant to the terms of the Merger Agreement, each share of common stock of the Company (including each restricted stock unit, which fully vested, but excluding any shares of common stock owned by the Company or its subsidiaries) was cancelled and converted into the right to receive $1.50 per share, without interest.  Each outstanding option to purchase Company stock and stock settled appreciation right (“SSAR”) (whether vested or unvested) was cancelled and converted into the right to receive a cash payment equal to the excess, if any, of $1.50 over the exercise price of such option or SSAR, without interest.  The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Original Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 17, 2010, and the Amendment which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2010.  Both documents are incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth above under Item 2.01 of this Form 8-K is incorporated herein by reference.

Following completion of the Merger, the Company notified Nasdaq Global Market (“Nasdaq”) and requested that Nasdaq (i) suspend trading in the Company’s common stock and (ii) file with the Securities and Exchange Commission (“SEC”) an application on Form 25 to report that the Company’s common stock is no longer listed on Nasdaq. As a result, the Company’s common stock will no longer be listed on Nasdaq. The Company also intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requesting that its common stock be deregistered and that its reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth above under Item 3.01 is incorporated herein by reference.

Item 5.01 Change in Control of Registrant

As a result of the Merger, a change of control of the Company occurred, and the Company has become a wholly-owned subsidiary of Parent.  The information set forth above under Item 2.01 of this Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Following consummation of the Merger, each of Benjamin Ball, Ashutosh Agrawal and My Le Nguyen became members of the Board of Directors (the “Board”) of the Company. Pursuant to the terms of the Merger Agreement, the following individuals ceased to be members of the Board: Bernard C. Bailey, Robert L. Barnett, Edward H. Bersoff, Veronica A. Haggart, Michael E. Jalbert and Thomas R. Thomsen. Additionally, Mr. Jalbert resigned as a member of the board of directors of the Company’s subsidiaries and as an officer of the Company and its subsidiaries, and Norman Stout was appointed Chief Executive Officer of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the consummation of the Merger, the certificate of incorporation and bylaws of the Merger Sub as in effect immediately prior to the merger, became the certificate of incorporation and bylaws of the Company.

Item 5.07 Submission of Matters to a Vote of Security Holders.

A special meeting of stockholders of the Company was held on August 11, 2010. The meeting was held in order to vote upon the following proposals set forth in the Company’s definitive proxy statement, filed with the SEC on July 6, 2010: (i) to adopt the Merger Agreement and the merger and (ii) to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there were not sufficient votes at the time of the special meeting to adopt the Merger Agreement and the merger. The proposals were approved by the holders of a majority of the Company’s issued and outstanding common stock. Results of the voting were as follows:

Proposal 1: Adoption of the Merger Agreement and the Merger

For	Against	Abstain	Broker Non-Votes
14,912,688	1,837,267	138,701	—

Because the Merger Agreement and merger were adopted by greater than a majority of the issued and outstanding common stock, it was unnecessary to tally the votes for the second proposal to adjourn the meeting.

Item 8.01 Other Events.

On August 13, 2010, the Company issued a press release announcing that the Merger Agreement had been approved by the Company’s stockholders and the Merger had been consummated.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued August 13, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EF Johnson Technologies, Inc.

Date: August 13, 2010	By:	/s/ Elaine Flud Rodriguez
Elaine Flud Rodriguez
Sr. Vice President and General Counsel

Exhibit Index

Exhibit No .	Description

99.1	Press Release issued August_13, 2010.